UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2003

                                 SUFFOLK BANCORP

             (Exact name of registrant as specified in its charter)

            New York                       0-13580              11-2708279

(State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)

                 4 West Second Street, Riverhead, New York 11901

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (631) 727-5667

                                       N/A

          (Former name or former address, if changed since last report)

Item 5. Other Events

On June 23, 2003, the Board of Directors of Suffolk Bancorp installed Ralph Gibson, M.D. and David A. Kandell, C.P.A as Directors of Suffolk Bancorp and its banking subsidiary, The Suffolk County National Bank of Riverhead, effective immediately. Their directorships are an addition to the current board, which previously included ten members.

A press release issued by the Registrant announcing their installation is attached as Exhibit 99.1 on the exhibit list.

Business Experience during Past Five Years: (Regulation S-K, Item 401 (e) (1)).

Dr. Gibson is a physician in private practice in East Hampton, New York, and serves as Executive Director of the East Hampton Healthcare Foundation. Before locating on Long Island, he held several medical positions in New York City, and before becoming a physician, worked in investment banking, municipal securities, and advertising.

Mr. Kandell is a Managing Partner in the accounting firm of Kandell, Farnworth, & Pubins, C.P.A.'s of Aquebogue, New York. Affiliated with that firm since 1980, he started his career with a national accounting firm as a tax accountant.

Item 7. Exhibits

      99.1 - Press Release dated 6/23/03
      "Suffolk Bancorp Elects Ralph Gibson, M.D., M.B.A.
      and David A. Kandell, C.P.A. as Directors"

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SUFFOLK BANCORP


Dated: June 23, 2003                    By: /s/ Douglas Ian Shaw
                                            --------------------
                                        Vice President & Corporate Secretary

                                  EXHIBIT INDEX

      99.1 - Press Release dated "Suffolk Bancorp Elects Ralph Gibson, M.D. and David A. Kandell, C.P.A. as Directors" date June 23, 2003